UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2015

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817)  334-4100

Not Applicable

(Former name or former address, if changed since last report.)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance-Based Phantom Stock Awards

On March 18, 2015, the Board of Directors of Basic Energy Services, Inc. (“Basic”) approved grants of performance-based phantom stock awards to each of Basic’s executive officers, including Basic’s named executive officers. Pursuant to the award agreements, the performance-based awards consist of phantom shares to be earned (the “TSR Phantom Shares”) based upon Basic’s total shareholder return (“TSR”) relative to the TSR of a peer group of energy services companies measured over the Performance Period (defined as the one-year calculation period starting on the 20th NYSE trading day prior to and including the last NYSE trading day of 2014 and ending on the last NYSE trading day of 2015), with Basic’s ranking in TSR performance being compared to the ranking in TSR performance of the members of the PB Peer Group (as defined below). The companies in the PB Peer Group will be ranked from best performing to worst performing with regard to each company’s respective TSR performance, with the PB Peer Group company ranked 1st being the company with the highest TSR when compared to the other PB Peer Group companies and the PB Peer Group company ranked 13th being the company with the lowest TSR when compared to the other PB Peer Group companies, with rankings 2 through 12 being determined in descending order based upon the corresponding descent in TSR performance for companies in the PB Peer Group from 2nd highest to 12th highest. For the 2015 performance year, with the exception of T.M. “Roe” Patterson, the TSR Phantom Shares awarded pursuant to the award agreements comprise approximately one half of the total long-term incentive compensation for each of Basic’s executive officers, including Basic’s named executive officers. The remaining approximate one half of the total long-term incentive compensation has been awarded at the discretion of Basic’s Board of Directors based on the recommendation of management, as described below under the caption “2015 Long-Term Incentive Awards.”

The target number of TSR Phantom Shares and maximum number of TSR Phantom Shares that may be earned by each executive officer pursuant to the award agreement is as follows:

Executive Officer	Target Number of TSR Phantom Shares	Maximum Number of TSR Phantom Shares (150% of Target Amount)
T.M. “Roe” Patterson, President, Chief Executive Officer and Director	156,636	234,954
Alan Krenek, Senior Vice President, Chief Financial Officer, Treasurer and Secretary	56,038	84,057
James Newman, Senior Vice President —Region Operations	56,038	84,057
William T. Dame, Vice President — Pumping Services	39,352	59,028
James E. Tyner, Vice President — Human Resources	35,879	53,819
John Cody Bissett, Vice President, Controller and Chief Accounting Officer	19,676	29,514
Brett Taylor, Vice President—Manufacturing and Equipment	21,991	32,987
Trampas Poldrack, Vice President — Safety and Operations Support	20,833	31,250
Douglas B. Rogers, Vice President — Marketing	20,833	31,250

The grantee will earn TSR Phantom Shares as follows: (A) the percentage set forth below of the target share amounts set forth above if Basic’s TSR is equal to the TSR of the ranked member of the PB Peer Group set forth below, (B) 150% of the target share amounts set forth above based on Basic’s TSR being greater than the TSR of the 1st-ranked member of the PB Peer Group and (C) 0% of the target share amounts set forth above based on Basic’s TSR being less than the TSR of the 13th-ranked member of the PB Peer Group:

PB Peer Group Company Rank Based on TSR Performance	Percentage of TSR Target Phantom Shares Earned by Grantee
1st	150.00%
2nd	141.70%
3rd	133.30%
4th	125.00%
5th	116.70%
6th	108.30%
7th	100.00%
8th	83.30%
9th	66.70%
10th	50.00%
11th	33.30%
12th	16.70%
13th	0.00%

;  provided that if Basic’s TSR is greater than the TSR of one PB Peer Group company and less than the TSR of the next highest ranked PB Peer Group company, the exact percentage of shares earned by the grantee will be determined by proportional interpolation between the percentages assigned to such PB Peer Group companies set forth above.

“PB Peer Group” means each of the following companies: (1) C&J Energy Services, Inc.; (2) Forbes Energy Services Ltd.; (3) Hercules Offshore, Inc.; (4) Key Energy Services, Inc.; (5) Natural Gas Services Group, Inc.; (6) Oil States International, Inc.; (7) Patterson-UTI Energy, Inc.; (8) Pioneer Energy Services Corp.; (9) Superior Energy Services, Inc.; (10) Team, Inc.; (11) Tesco Corp.; (12) Tetra Technologies, Inc. and (13) Forum Energy Technologies, Inc.; provided that Basic’s Compensation Committee in its sole discretion can determine to continue to include in or exclude from the peer group any of the above companies based on the occurrence of certain circumstances set forth in the award agreements, but in no event may substitute any other company in such excluded company’s place as part of the PB Peer Group.

Once earned, the TSR Phantom Shares will vest in one-third increments on March 15, 2016, 2017 and 2018 (subject to accelerated vesting in certain circumstances as described below). All unvested TSR Phantom Shares will be forfeited by the grantee (a) if the grantee’s employment with Basic is terminated by Basic for “Cause” before the TSR Phantom Shares are vested or (b) if the grantee terminates his employment with Basic before the TSR Phantom Shares are vested for any reason other than (i) “Good Reason” or (ii) the death or “Disability” or “Retirement” of the grantee, as such terms are defined in the award agreement. The grantee will vest in all rights to the TSR Phantom Shares on the earliest of (i) the dates set forth above; (ii) termination by Basic without Cause; (iii) the death or Disability of the grantee; (iv) Termination for Good Reason; or (v) Retirement. Each TSR Phantom Share represents the right to receive (i) a cash payment equal to the Fair Market Value (as defined and determined in accordance with the award agreement) on the date that the applicable restricted period ends (the “vesting date”) of one share of Basic’s common stock as of the applicable vesting date, (ii) one share of Basic common stock, or (iii) a combination thereof, in each case as determined by the Compensation Committee in its sole and absolute discretion prior to the applicable vesting date, plus rights to certain dividend equivalents described below, in each case subject to the terms and conditions of the award agreement and the Fifth Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan (the “Plan”).

Pursuant to the award agreements, the TSR Phantom Shares will be settled solely in cash in the case of Retirement (as defined in the award agreements); provided, in all other circumstances, to the extent permitted under the Plan from shares of Basic stock then-available for issuance under the Plan, Basic’s Compensation Committee may elect to settle all or a portion of the TSR Phantom Shares upon vesting in shares of Basic stock by providing notice of such determination to the grantee of such election at least 60 days prior to an applicable vesting date.

In the event that Basic declares and pays any dividends in respect of its outstanding shares of Basic common stock at any time during the applicable restricted period in which a grantee holds unvested TSR Phantom Shares, Basic will pay to the grantee, on the applicable settlement date, an additional cash payment for dividend equivalents (the “Dividend Equivalents”), which payment shall be equal in value to the value of all dividends made by Basic with respect to a number of shares of common stock equal to the number of TSR Phantom shares which have become vested in accordance with the terms of the award agreement; provided, however, that no interest will be payable with respect to such Dividend Equivalents for the period of time beginning on the date a dividend with respect to Basic common stock is paid to Basic’s shareholders and ending on the date the Dividend Equivalents are paid to the grantee pursuant to the award agreement.

The foregoing description in this Item 5.02 is qualified in its entirety by reference to the full text of the form of Performance-Based Award Agreement 2015 Performance-Based Phantom Stock Grants (Executive and Senior Management), which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

2015 Long-Term Incentive Awards

On March 18, 2015, Basic’s Board of Directors, after discussion with a compensation consultant and based on the recommendation of the Compensation Committee, approved grants of restricted stock to Basic’s executive officers under the Plan based on management’s recommendation and the executive officer’s personal performance. These awards of restricted stock will vest over a three-year period beginning in March 2016. Other than vesting and number of shares, the terms of the restricted stock award agreements are substantially the same as the award agreements used in 2014.  With the exception of T.M. “Roe” Patterson, these awards comprise approximately one half of the total long-term incentive compensation for each of Basic’s executive officers, including Basic’s named executive officers. The remaining approximate one half of the total long-term incentive compensation is being awarded pursuant to the grants of performance-based phantom stock, as described above under the caption “Performance-Based Phantom Stock Awards,” which award amounts will be determined in 2016 based on Basic’s TSR performance in 2015.

The number of shares issuable to each of Basic’s executive officers under the restricted stock award agreements for 2015 is set forth below:

Executive Officer	Shares of Restricted Stock
T.M. “Roe” Patterson, President, Chief Executive Officer and Director	256,636
Alan Krenek, Senior Vice President, Chief Financial Officer, Treasurer and Secretary	56,038
James Newman, Senior Vice President —Region Operations	56,038
William T. Dame, Vice President — Pumping Services	39,352
James E. Tyner, Vice President — Human Resources	35,879
John Cody Bissett, Vice President, Controller and Chief Accounting Officer	19,000
Brett Taylor, Vice President — Manufacturing and Equipment	19,000
Trampas Poldrack, Vice President — Safety and Operations Support	19,000
Douglas B. Rogers, Vice President — Marketing	19,000

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1Form of Performance-Based Award Agreement 2015 Performance-Based Phantom Stock Grants (Executive and Senior Management) (effective March 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: March 23, 2015	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance-Based Award Agreement 2015 Performance-Based Phantom Stock Grants (Executive and Senior Management) (effective March 2015).